Exhibit 10.51

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into on this 14th day of October, 2011, by and between Steel Dynamics, Inc. (the “Company”) and Keith E. Busse, a resident of Fort Wayne, Allen County, Indiana (“Consultant”).

WHEREAS, Consultant is a founder of the Company, has been its Chief Executive Officer since its inception, and has over 40 years of experience, knowledge, expertise and industry contacts pertaining to the business of steelmaking both in the United States and globally, and

WHEREAS, the Company wishes to engage Consultant’s services from and after January 1, 2012, as an advisor and as a resource to the Company’s Chief Executive Officer, to assist him and the Company, on an as needed and as requested basis, regarding matters of business growth and development, as well as in connection with potential special projects or assignments,

NOW, THEREFORE, in consideration of the mutual promises herein, the parties agree as follows:

1.                                       CONSULTING SERVICES.  Consultant agrees to act as an adviser and as a resource to the Company’s Chief Executive Officer to assist him on an as needed and as requested basis in connection with (but without limitation to) such matters as steel industry and general industrial and economic conditions, strategic planning, new or existing business initiatives, industry relations, markets, resources and technology matters (herein, the “Consulting Services”).  Consultant hereby agrees to use his good faith and best efforts in performing the Consulting Services described herein.  Consultant’s physical disability during the term of this Agreement shall not be deemed to adversely affect his ability to perform the Consulting Services contemplated hereby.

2.                                       TERM.  Consultant’s services will commence on January 1, 2012 and shall remain in full force and effect, for a period of three (3) years, through the close of business on December 31, 2014; provided, however, that, the parties may discuss and determine, by mutual agreement, whether and, if so, on what terms, they may wish to extend this Agreement for an additional period beyond December 31, 2014.  If the parties do not mutually agree on an extension, and reduce that to writing prior to the close of business on December 31, 2014, this Agreement shall terminate at that time.

3.                                       RETAINER.  Commencing January 1, 2012, the Company agrees to pay Consultant an annual non-accountable retainer in the amount of Four Hundred Thousand Dollars ($400,000) for the first year and Three Hundred Thousand Dollars ($300,000) per year for each of the second and third years, payable monthly. Such retainer shall be deemed earned when paid to Consultant, without regard to actual hours worked or particular services rendered; provided, however, that Consultant, unless he otherwise agrees, shall not be required to render services hereunder, on a cumulative basis, in excess of 30 hours in any single month or 360 hours in any single year. Consultant shall be given reasonable advance notice of and adequate information concerning the scope and any limitations applicable to any consulting assignment. Consultant will use his best efforts to reasonably accommodate consulting requests hereunder, primarily at the Company’s main offices, but occasionally, when requested, off site at one or more of the Company’s other locations or elsewhere.

4.                                       REIMBURSEMENT OF EXPENSES.  In addition to the foregoing, the Company shall pay Consultant his actual out-of-pocket expenses as reasonably incurred by Consultant in furtherance of his performance hereunder. Consultant agrees to provide the Company with such receipts and other records as may be reasonably requested by the Company in accordance with its expense reimbursement policy.

5.                                       AUTHORITY AND INDEPENDENT CONTRACTOR STATUS.  Both the Company and Consultant agree that Consultant, in performing any consulting services hereunder, as, when and within the scope of any assignment from the Chief Executive Officer, will be acting hereunder as an independent contractor in the performance of such duties, and nothing set forth in or contemplated by this Agreement shall be construed to suggest or imply that Consultant, in connection with any such activities hereunder, is acting or has the authority to act as an employee, officer, agent or other authorized representative of the Company, or as a partner, joint venturer or any other business associate of the Company.  Unless specifically authorized by the Chief Executive Officer or his authorized delegees, Consultant shall make no representation nor take any action, expressly or by implication, that is contrary to his status as an independent contractor or to the scope of his authority as a consultant hereunder. Consultant shall be responsible for all taxes, insurance and other obligations that are incumbent upon him as an independent contractor.

6.                                       CONFIDENTIALITY AND NON-DISCLOSURE.  Consultant and the Company acknowledge that Consultant will from time to time have access to confidential, non-public or proprietary information regarding the subject matter of his Consulting Services hereunder, including (but not limited to) the identity and nature of existing or potential business relationships, business opportunities, strategic planning, market sensitive information, the identification of projects that the Company may be investigating or businesses it may be considering for acquisition, or otherwise, as well as access to records, documents and information that may have been made available to him by third parties as an authorized representative of the Company.  Consultant agrees that he will maintain all of such information in confidence and will not use or disclose to others any of such information, directly or indirectly, during the term of this Agreement or at any time thereafter, except as required in the course of his engagement hereunder or as otherwise required to be disclosed by legal process.  All files, records, documents, information, notes and the like, which Consultant may obtain or may create in connection with his Consulting Services hereunder, shall be and remain the exclusive property of the Company and, upon the Company’s request during the term or, within fifteen (15) days after the end of the term, shall be delivered by Consultant to the Company.  Consultant shall not retain any copies of any of the foregoing without the Company’s express prior written authorization.

7.                                       OWNERSHIP OF WORK PRODUCTS.  All Work Product produced hereunder, including any documentation, reports, data and other materials, shall be considered work(s) made by Consultant for hire for the Company and shall belong exclusively to the Company.  If by operation of law any of the Work Product, including all related intellectual property rights, is not owned in its entirety by the Company automatically upon creation thereof, then Consultant agrees to assign, and hereby assigns, to the Company or its designee the ownership of such Work Products, including all related intellectual property rights.

8.                                       INDEMNIFICATION.  The Company hereby agrees to indemnify Consultant against any claims, loss or expenses, including reasonable attorney fees and expenses, to which he may be subjected by reason of his performance of obligations.

9.                                       ASSIGNMENT.  The Consultant shall not have the right to assign any of his rights or duties under this Agreement to any other person, nor shall he have the right to delegate the performance of any of his duties hereunder.  The Company shall be entitled to assign this Agreement.

10.                                 WAIVER.  No waiver by a party of any of the provisions of this Agreement shall be considered a waiver of any other provision or any breach or subsequent breach of a duty or responsibility under this Agreement.  The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided herein or at law.

11.                                 TERMINATION.  This Agreement may be terminated:

(a)                                  At any time by the mutual agreement of both parties;

(b)                                 Immediately by the Company upon the death of Consultant;

(c)                                  By either party if the other party has materially breached or defaulted in the performance of any of their respective obligations hereunder and shall have failed to cure such breach or default within ten (10) days after receiving written notice of such breach or default from the other party.

12.                                 CHOICE OF LAW.  The laws of the State of Indiana shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

13.                                 NOTICES.  Any and all notices, demands or other communications required or desired to be given hereunder by any party to the other shall be in writing and shall be validly given or made to the other party if personally served, or if delivered by overnight courier or by certified mail, or if deposited in the United States mail, certified mail, postage prepaid and with return receipt requested.  If notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five (5) business days after deposit thereof in the United States mail, addressed to the party to whom such notice, demand or other communication is to be given, as follows:

If to the Company, to:

Steel Dynamics, Inc.

Attn:  Theresa E. Wagler, CFO

7575 W. Jefferson Blvd.

Fort Wayne, IN 46804

If to Consultant, to:

Keith E. Busse

2730 Eggeman Rd.

Fort Wayne, IN 46814

Any party may change its address for purposes of this paragraph by written notice given in the manner set forth herein.

14.                                 AMENDMENT.  This Agreement may be amended only by a written agreement executed by all parties hereto.

15.                                 ENTIRE UNDERSTANDING.  This document constitutes the entire understanding and agreement of the parties, and any and all prior agreements, understandings and representations are hereby superseded and of no further effect, except for the Retirement Agreement and the Director Agreement of even date herewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

“COMPANY”	STEEL DYNAMICS, INC.

/s/

By: Joseph D. Ruffolo, Lead Independent Director

/s/

By: Mark D. Millett, Chief Operating Officer

“CONSULTANT’	KEITH E. BUSSE

/s/